Exhibit 77(q)(1)

Exhibits

(e)(1)   Amended and Restated Schedule A dated February 2012 to the Amended Investment Management Agreement dated April 1, 2004 between ING Series Fund and ING Investments, LLC - Filed as an Exhibit to Post-Effective Amendment No. 149 to the Registrant’s Form N-1A Registration Statement on February 27, 2012 and incorporated herein by reference.

(e)(2)   Amended Schedule A dated February 2012 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co. – Filed as an Exhibit to Post-Effective Amendment No. 149 to the Registrant’s Form N-1A Registration Statement on February 27, 2012 and incorporated herein by reference.